EXHIBIT 99.1

RenaissanceRe Holdings Ltd. Announces Pricing of

$150 Million Senior Note Offering by Joint Venture, DaVinciRe Holdings Ltd.

PEMBROKE, Bermuda, April 28, 2015— RenaissanceRe Holdings Ltd. (NYSE:RNR) announced today that its joint venture, DaVinciRe Holdings Ltd., has agreed to sell in a private debt offering $150 million aggregate principal amount of 4.750% Senior Notes due 2025. The offering is expected to close on or about May 4, 2015, subject to customary closing conditions.

DaVinciRe Holdings Ltd. intends to use the net proceeds from the offering to repay a $100 million loan from RenaissanceRe Holdings Ltd., and to repurchase its shares or to otherwise retain the net proceeds for general corporate purposes. We expect the senior notes to be rated Baa2 by Moody’s Investors Service and A by Standard & Poor’s.

The notes will not be registered under the Securities Act of 1933 or the securities law of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The notes were offered and will be sold in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.

DaVinciRe Holdings Ltd., a joint venture of RenaissanceRe Holdings Ltd., is the holding company of DaVinci Reinsurance Ltd. which writes principally property catastrophe reinsurance and is a global provider of reinsurance and insurance. Both DaVinciRe Holdings Ltd. and DaVinci Reinsurance Ltd. are managed by Renaissance Underwriting Managers, Ltd., a part of the ventures unit of RenaissanceRe Holdings Ltd.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: This news release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the anticipated use of the proceeds of the offering, and may also relate to risks and uncertainties about the future business prospects of RenaissanceRe Holdings Ltd., DaVinciRe Holdings Ltd. and DaVinci Reinsurance Ltd. These statements may be considered “forward-looking.” Actual results may differ materially from those set forth in or implied by such forward-looking statements. RenaissanceRe Holdings Ltd. does not undertake any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this news release. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.

Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 441-295-4513

Director – Corporate Finance

or

Media Contact:

Kekst and Company

Peter Hill or Dawn Dover, 212-521-4800